SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2017 (April 28, 2017)

PURESNAX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-176376	45-2808620
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1000 Woodbridge Center Dr. Suite #213 Woodbridge, NJ 07095 (732) 566-8264

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PURESNAX INTERNATIONAL, INC.

Form 8-K

Current Report

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) On April 28, 2017, PureSnax International, Inc (the “Company”) engaged Boyle CPA, LLC (“Boyle”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016 and dismissed Anton & Chia, LLP (“A&C”) from that role.  The change in accountant was approved by the Company’s Audit Committee.

(b) On April 28, 2017, the Company engaged Boyle as the Company’s new independent registered public accounting firm effective immediately.  The retention of Boyle was approved by the Audit Committee.  During the Company’s most recent fiscal year ended June 30, 2016 and for the subsequent interim period through April 28, 2017, neither the Company, nor anyone on behalf of the Company consulted with Boyle regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event within the meaning of Item 304(a)(1)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureSnax International, Inc.
Date: May 11, 2017	By: /s/ Patrick Gosselin
Patrick Gosselin
President, Chief Executive Officer, Chief Financial Officer, and Sole Director

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